UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 30, 2006

Fairchild Semiconductor International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15181	043363001
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

82 Running Hill Road, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	207-775-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.05 Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On January 30, 2006 we amended the Corporate Ethics Policy that applies to our directors, executive officers and employees. Various provisions of the policy were revised, and new provisions were added. The amended Corporate Ethics Policy, now called the Code of Business Conduct and Ethics (as amended, the "Code"), provides greater clarification and emphasis regarding the procedures for reporting and investigating violations of the Code and adds, among other things, new provisions regarding the safeguarding of company information from unauthorized access, the proper use of our electronic communications mediums, the prohibition against insider trading and document retention compliance. The foregoing is only a summary of the nature of the amendments to the Code and is qualified in its entirety by reference to the Code, as amended, filed as Exhibit 14.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

14.1 Code of Business Conduct and Ethics.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

January 31, 2006	By:	Paul D. Delva

Name: Paul D. Delva
Title: Sr. V.P., General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

14.1	Code of Business Conduct and Ethics.